SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                       (Amendment No. [  ])


[  ] Filed by the Registrant

[X ] Filed by a Party other than the Registrant


Check the Appropriate Box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

                         TOWER BANCORP, INC.
          -------------------------------------------------
          (Name of Registrant as Specified in Its Charter)


                      SHUMAKER WILLIAMS, P.C.
          ------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      TOWER BANCORP, INC.
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON APRIL 2, 1997

TO THE SHAREHOLDERS OF TOWER BANCORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Tower Bancorp, Inc. (the "Corporation") will be held at 1:30 p.m., prevailing time, on Wednesday April 2, 1997, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, for the following purposes:

     1. To elect two (2) Class A Directors to serve for a three (3) year term and until their successors are elected;

     2.     To ratify the selection of Smith Elliott Kearns &
Company, LLC certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 15, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996, is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained by contacting Jeff B. Shank, President, Tower Bancorp, Inc., P.O. Box 8, Center Square, Greencastle, Pennsylvania 17225; (717) 597-2137.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                           By Order of the Board of Directors,


                           /s/ Jeff B. Shank, President
                           ----------------------------------
                           Jeff B. Shank, President

March 3, 1997

                      TOWER BANCORP, INC.

            PROXY STATEMENT FOR THE ANNUAL MEETING OF
             SHAREHOLDERS TO BE HELD ON APRIL 2, 1997

                          GENERAL

Introduction, Date, Time and Place of Annual Meeting
----------------------------------------------------

     This proxy statement is furnished for the solicitation by the Board of Directors of Tower Bancorp, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 2, 1997, at 1:30 p.m., prevailing time, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, and at any adjournment or postponement of the Annual Meeting.

     The main office of the Corporation is located at Center Square, Greencastle, Pennsylvania 17225. The telephone number for the Corporation is (717) 597-2137. The Corporation has one wholly-owned subsidiary, The First National Bank of Greencastle (the "Bank"). All inquiries should be directed to Jeff B. Shank, President of the Corporation and the Bank.

Solicitation and Voting of Proxies
----------------------------------

     This proxy statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 3, 1997. Shares represented by proxies on the accompanying proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted: for the election of the nominees for directors named below; for the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent auditors for the Corporation for the year ending December 31, 1997; and for the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. A shareholder who returns a proxy may revoke it at any time before it is voted by delivering written notice of revocation to John McDowell, Secretary of Tower Bancorp, Inc., at P.O. Box 8, Greencastle, Pennsylvania 17225.

     The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and of the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by the persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
---------------------

     A shareholder who returns a proxy may revoke the proxy at any time before it is voted only: (1) by giving written notice of revocation to John McDowell, Secretary of Tower Bancorp, Inc., at P.O. Box 8, Greencastle, Pennsylvania 17225; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Record Date, Voting Securities, and Quorum
------------------------------------------

     At the close of business on February 15, 1997, the Corporation had outstanding 840,213 shares of common stock, par value $2.50 per share, the only issued and outstanding class of stock (the "Common Stock"). The record date for the Annual Meeting is February 15, 1997. Only holders of Common Stock of record at the close of business on February 15, 1997, will be entitled to notice of and to vote at the Annual Meeting. The Corporation is also authorized to issue 500,000 shares of Preferred Stock, par value $2.50 per share, none of which have been issued. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of quorum, the two (2) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for ratification of the selection of the independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

         PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
----------------

     The following table sets forth, as of February 15, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent (5%) of the Corporation's outstanding Common Stock. The number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.


                                            Percent of Outstanding
                        Number of Shares        Common Stock
Name and Address     Beneficially Owned<F1>    Beneficially Owned
------------------   -----------------------  -------------------


CEDE & Co.                      78,343              9.24%
Box #20
Bowling Green Station
New York, NY 10004

Philadep & Co.                   54,907             6.47%
1900 Market Street
Philadelphia, PA 19103

First National Bank              51,872<F2>         6.17%
of Greencastle
Trust Department
Center Square
P.O. Box 8
Greencastle, PA 17225

--------------------



<F1>     The securities "Beneficially Owned" by an individual are
determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 15, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

<F2>    Does not include 33,001 shares in which the Bank shares
voting authority with other fiduciaries.



Beneficial Ownership By Officers, Directors and Nominees
--------------------------------------------------------

     The following table sets forth, as of February 15, 1997, and from information supplied by the respective persons, the amount and the percentage, if over one percent (1%), of the Common Stock of the Corporation beneficially owned (as defined in footnote No. 1, above) by each director, each nominee for director and all officers and directors of the Corporation as a group. Unless otherwise noted shares are held directly by the respective individual.


Name of Individual or   Amount and Nature of
 Identity of Group     Beneficial Ownership  Percent of Class<F7>
-------------------    -------------------   --------------------


Current Class A Directors and
Nominees for Class A Director
-----------------------------
(to serve until 2000)


Harold C. Gayman                  7,136<F1>           --

James H. Craig, Jr.               2,006<F2>           --


Class B Directors
-----------------
(to serve until 1998)

Nelson M. Elliott                 8,410<F2>           1.0%

Betty J. Lehman                   5,324<F3>            --

Jeff B. Shank                     5,207<F4>            --


Nominees for Class C Director
-----------------------------
(to serve until 1999)

Robert L. Pensinger               3,220<F5>            --

Kermit G. Hicks                  14,046<F6>           1.7%

Lois Easton                       2,680<F2>            --


All Officers, Directors and      51,836               6.2%
Nominees as a Group (11 persons)
--------------------------------

<F1>  Includes 3,550 shares held jointly with his spouse.  On
January 8, 1997, Mr. Gayman received options to purchase 340 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Gayman has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997. The additional 162 shares were added to the shares currently held by Mr. Gayman and to total outstanding shares, assuming all exercisable options were exercised.

                            - 4 -



<F2>   Holds 162 options to purchase Common Stock, which options
are exercisable March 6, 1997. The additional 162 shares were added to shares currently held and total outstanding shares, assuming all exercisable options were exercised. Received options to purchase 340 shares under the Directors' Plan on January 8, 1997. These options are not exercisable for one year from the date of grant.

<F3>    Includes 3,146 shares held jointly with her spouse.  On
January 8, 1997, Ms. Lehman received options to purchase 340 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Ms. Lehman has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997. The additional 162 shares were added to the shares currently held by Ms. Lehman and to total outstanding shares, assuming all exercisable options were exercised.

<F4>    Includes 4,004 shares held jointly with his spouse, 37
shares held by each of his two children and 889 shares purchased and held by the ESOP that are allocated to Mr. Shank's account and over which he exercises investment control. Mr. Shank has exercisable options to purchase 340 shares. In calculating percent of class, the option shares were added to the shares currently held by Mr. Shank and to total outstanding shares, assuming all exercisable options were exercised.

<F5>    Includes 1,096 shares held with Mr. Pensinger's spouse
and 104 shares held by Mr. Pensinger's spouse. On January 8, 1997, Mr. Pensinger received options to purchase 340 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Pensinger has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997. The additional 162 shares were added to the shares partly held by Mr. Pensinger and to total outstanding shares, assuming all exercisable options were exercised.

<F6>    Includes 3,630 shares held jointly with Mr. Hicks spouse
and 378 shares held in the Hicks Chevrolet, Inc. Profit Sharing Plan. Mr. Hicks has exercisable options to purchase 664 shares. In calculating the percent of class, the option shares were added to shares currently held by Mr. Hicks and to total outstanding shares, assuming all outstanding options held by Mr. Hicks were exercised. On January 8, 1997, Mr. Hicks received options to purchase 340 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Hicks has options purchase 162 shares of Common Stock, which options are exercisable March 6, 1997. The additional 162 shares were added to the shares partly held by Mr. Hicks and to total outstanding shares, assuming all exercisable options were exercised.

<F7>    The percent of class assumes all outstanding options
issued to the directors and officers have been exercised and, therefore, on a pro forma basis, 841,687 shares of Common Stock outstanding.

                         ELECTION OF DIRECTORS

     Two (2) Class A Directors are to be elected at the Annual Meeting. Each director will serve for a three (3) year term and until his or her successor is elected. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the election of the two (2) nominees named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of term of the vacancy.

     In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the two (2) directors in the class to be elected.

    INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information, as of February 17, 1997, with respect to current directors, nominees for director and certain officers of the Corporation.



                               Principal Occupation
                             for the Past Five Years
                           and Position Held with the     Since
 Name              Age      Corporation and the Bank   Corp/Since
 ----              ---      ------------------------   ----------

NOMINEES FOR CLASS A DIRECTORS
TO SERVE UNTIL 2000 AND
CURRENT CLASS A DIRECTORS
-------------------------

Harold C. Gaymen    70           Dairy Farm            1983/1980

James H. Craig      63           Dentist               1990/1990

CLASS B DIRECTORS
TO SERVE UNTIL 1998
-------------------

Nelson M. Elliott   74           Retired Appliance     1983/1963
                                 Dealer

Betty J. Lehman     71           Retired Vice          1985/1985
                                 President of the
                                 Bank

Jeff B. Shank       41           President of the      1992/1992
                                 Corporation and the
                                 Bank

CLASS C DIRECTORS
TO SERVE UNTIL 1999
-------------------

Robert L. Pensinger 63           Insurance Agent       1987/1987
                                 State Farm

Kermit G. Hicks<F1> 61           Automobile Dealer-    1983/1969
                                 President, Hicks
                                 Chevrolet, Inc.

Lois Easton         61           Retired Marketing     1996/1996
                                 Manager of the Bank
-----------------

                             - 6 -



<F1>   Mr. Hicks serves as a member of the Board of Directors of
Accel International Corp, a Company with a class of Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.



     Every member of the Board of Directors is a member of each committee of the Bank. The directors of the Corporation are also directors of the Bank. Committee members receive no fee for attendance at Committee meetings. To date, none of the Committees have designated a Chairman.

Asset/Liability Committee of the Bank: This Committee reviews the investment portfolio of the Bank and the budget, and oversees implementation of budget guidelines and expenditures. The
Committee meets monthly.

Loan Committee of the Bank: This Committee reviews lines of credit and substandard loans and makes recommendations to the Board of Directors with respect thereto. The Committee meets monthly.

Trust Committee of the Bank: This Committee reviews all accounts and investments held in the Bank's Trust Department. The
Committee reviews Trust Department policies and procedures and determines that the Trust Department is administered in accordance with Federal Regulations. The Committee meets quarterly.

Executive Committee of the Bank: This Committee consists of the Chairman, Vice-Chairman, President, Chief Executive Officer and Senior Vice President of the Bank. This Committee meets when necessary, at the request of the Chairman, Vice-Chairman or President of the Bank to discuss and prepare recommendations on various business matters prior to the regular Board of Directors meeting. The Committee met three (3) times during 1996.

Audit Committee of the Bank: This Committee reviews the annual audit and reports submitted by the independent auditors. The Committee also reviews the performance of internal auditing functions and reviews examination reports from the various regulatory agencies. The Committee meets quarterly.

Trust Audit Committee: This Committee determines that the Bank's fudiciary activities comply with policies established by the Board of Directors or the Trust Committee. This Committee met once during 1996.

     During 1996, the directors of the Corporation held 7 meetings and the directors of the Bank held 52 meetings. Each of the directors attended at least 75 percent (75%) of the combined total number of meetings of the Boards of Directors and of the Committees.

     The Corporation does not have a standing nomination and compensation committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the President of the Corporation in accordance with Section 10.1 of the Corporation's By-Laws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors.

                     EXECUTIVE COMPENSATION

     Shown below is information concerning than annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, as of December 31, 1996 (i) the Chief Executive Officer, and (ii) the four (4) other most highly compensated Executive Officers of the Corporation to the extent that such persons total annual salary and bonus exceeded $100,000:


                    SUMMARY COMPENSATION TABLE


                    Annual Compensation
                    -------------------

  (a)               (b)          (c)           (d)         (e)
                                                          Other
  Name                                                    Other
  and                                                     Annual
Principal                      Salary         Bonus       Compen-
Position            Year         ($)           ($)        sation
---------           ----       ------         -----       -------


Jeff B. Shank       1996        81,000       20,000       9,800
President and       1995        75,000       20,000       9,800
Chief Executive     1994        70,000       10,000       9,800
Officer




                   Long-Term Compensation
                   ----------------------

                   Awards      Payouts

  (a)               (f)          (g)           (h)         (i)
                                                           All
  Name            Restricted                              Other
  and               Stock      Options/                   Compen-
Principal          Awards        SARs        Payouts      sation
Position             ($)         (#)<F1>       ($)        ($)<F2>
---------          ---------    --------      -----       --------


Jeff B. Shank         --          324           --         18,890
President and         --          144<F1>       --         17,357
Chief Executive       --          --            --         13,909
Officer

--------------------


<F1>    Adjusted to reflect two for one stock split declared
April 3, 1996, and payable May 15, 1996.

<F2>    Includes ESOP, profit sharing, and pension plan
contributions.



Options Grants and Fiscal Year End Values
-----------------------------------------

     The following table shows all grants in 1996 of stock options to the Executive Officers named in the summary compensation table above.


              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                       Individual Grants
               ------------------------------------



               Number of            % of
               Securities           Total
               Underlying       Options/SARS      Exercise
              Options/SARS       Granted to       or Base
                 Granted        Employees In        Price
Name              (#)<F1>        Fiscal Year       ($/Sh)
----          ------------      ------------      --------

Jeff B. Shank    324                100%             $1/sh
President and
CEO


                   Expiration              Grant Date
Name                  Date              Present Value ($)
----               ----------           -----------------

Jeff B. Shank         None                  $10,854
President and CEO

-----------------------



<F1>     All options were granted on January 3, 1996, and became
exercisable on the same day with no vesting schedule or expiration date.





          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES


                     Shares Acquired
  Name               On Exercise (#)         Value Realized($)
  ----               ---------------         -----------------

Jeff B. Shank              324                   $10,670
President/CEO


                                                 Value of
                      Number of                 Unexercised
                 Securities Underlying          In-the-Money
                  Unexercised Options/         Options/SARs at
                   SARs at FY-End(#)              FY End($)

                     Exercisable/               Exercisable/
  Name              Unexercisable               Unexercisable
  ----              -------------               -------------

Jeff B. Shank          -0-/-0-                       -0-/-0-
President/CEO
------------------------



Profit Sharing Plan
-------------------

     The Bank maintains a profit-sharing plan that generally covers all employees who have completed one (1) year of service and attained the age of twenty (20). Contributions to the plan are based on Bank performance as a percentage of assets and are computed as a percentage of the participant's total earnings.
The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the plan for all employees charged to operations during 1996 amounted to $63,255.00.

Employee Stock Option Plan
--------------------------

     The Bank maintains an Employee Stock Option Plan that generally covers all employees who have completed one (1) year of service and attained the age of twenty (20). Contributions to the Plan are based on Bank performance as a percentage of assets and are computed as a percentage of the participants' total earnings. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the Plan for all employees charged to operations during 1996 amounted to $126,510.00.

Insurance
---------

     The Bank also maintains a group health, accident, and life insurance plan that is generally available to all employees. The aggregate amount of personal benefits to any one person did not exceed $5,000.

     The Bank maintains an executive supplemental insurance plan for certain key executives designated by the Executive Committee of the Board. This plan provides payments after retirement which supplement the Bank's pension plan and provides certain life insurance benefits. The deferred payments will be paid from the general funds of the Bank; however, the Bank purchases and is the beneficiary of insurance on the lives of participants, the proceeds of which are used to help recover the net after-tax cost of the benefits and insurance premiums paid. Premiums may also be offset by borrowing against the cash values of the insurance policies. At December 31, 1996, these policies had a net accumulated cash value of $780,502.00.

Compensation of Directors
-------------------------

     During 1996, the Bank's Board of Directors held 52 meetings. Directors receive $150 for each meeting they attend. Each director is permitted four (4) absences each year, and will not receive the $150 meeting fee for any meeting missed in excess of four (4) meetings per year. In addition, each director receives a fee of $2,000 per year, payable in installments of $500 each quarter. The Chairman of the Board receives $950 per quarter. Other than the supplemental insurance plan described below, there are no other special arrangements with any directors. In 1996, the Board of Directors of the Bank received $56,675.00, in the aggregate, for all Board of Directors meetings attended and all fees paid.

     The Bank maintains a supplemental insurance plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for Board Meetings for at least four (4) years or until he reaches age 65, whichever is later. An amount equal to fees waived in addition to interest at an annual rate of 10 percent (10%) per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65. Fees and interest paid by the Bank will be recovered through insurance policies on the lives of participating directors. Funds from the deferred fees of a participating director will be used to reimburse the Bank for the costs of the premium for the insurance policies. The cost of the insurance premiums in 1996 was $31,129.

Pension Plan
------------

     The Bank maintains a non-contributory target benefit pension plan with employer contributions being based on a pension formula which targets a certain monthly benefit for each plan participant at retirement. This target benefit becomes the basis for a contribution to the plan for each eligible participant. Once determined, these contributions are placed into an individual account for each participant and accumulated with interest earnings each year. The ultimate benefit payable to each employee under this pension plan is the total account balance of the employee as of their respective retirement date. The normal retirement date for employees is the later of the participant's sixty-fifth birthday, or the fifth anniversary of the participant joining the Plan. An employee must be at least twenty years of age and have one full year of service to become a plan participant. Full vesting in accumulated plan benefits occurs at the end of five years of service there is no partial vesting.

     For the 1996 plan year, the estimated employer contribution for all plan participants was $35,358.00.


           BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION.

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and the Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Corporation and the Bank.

     The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The objectives of the compensation program are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Corporation's and the Bank's top executives is reviewed and approved annually by the Board of Directors. As a guideline for review in determining base salaries, the committee uses, among other things, information set forth in L.R. Webbers Salary Survey. The Performance Chart uses a different Peer Group, including only Pennsylvania bank holding companies not quoted on the NASDAQ because of common industry issues and competition for the same executive talent group.

Chief Executive Officer
-----------------------

     The Board of Directors has determined that the Chief Executive Officer's 1996 compensation of 101,000 and a 6 percent (6%) increase in aggregate Chief Executive Officer compensation over the 1995 fiscal year is appropriate. There is no direct correlation between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation and any of the above criteria, nor is there any weight given by the Board of Directors to any of the above specific individual criteria. Such increase in the Chief Executive Officer's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

Executive Officers
------------------

     The Board of Directors has established that the compensation of the Corporation's and the Bank's executive officers increase by 6.6 percent (6.6%) over 1995 compensation of $254,800. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Profit
Sharing Plan and the Employee Stock Option Plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                       James H. Craig, Jr.
                          Lois Easton
                        Nelson M. Elliott
                         Harold C. Gayman
                         Kermit G. Hicks
                         Betty J. Lehman
                       Robert L. Pensinger
                          Jeff B. Shank

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jeff B. Shank, President and Chief Executive Officer of the Corporation, is a member of the Board of Directors. Mr. Shank makes recommendations to the Board of Directors regarding compensation for employees. Mr. Shank does not participate in conducting his own review. The entire Board of Directors votes to establish the Corporation's compensation policies.

             SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1992 and ended December 31, 1996. The shareholder return shown on the graph below is not necessarily indicative of future performance.


            Comparison of Five-year Cumulative Total Return
                         Tower Bancorp, Inc.

                   [PERFORMANCE GRAPH OMITTED.]

[Following is a description of the performance graph in a tabular format.]

                  1991     1992     1993   1994    1995    1996
                  ----     ----     ----   ----    ----    ----
Peer Group Total  900.00  1113.81 1475.38 1672.56 1803.73 2006.63
Peer Group Index  100.00   123.76  163.93  185.84  200.41  222.96

Tower Bancorp,    100.00   135.30  176.70  210.37  244.50  330.00
 Inc.

S & P 500         417.09   435.71  466.45  459.27  615.93  740.74
S & P 500 Index   100.00   104.46  111.83  110.11  147.67  177.60




     NOTE: The peer group for which information appears above includes the following companies: ACNB Corporation; Century Financial Corporation; CNB Financial Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penn Security Bank & Trust Co.; and PennRock Financial Services Corp. These companies were selected based on four criteria: total assets between $200 million and $700 million; market capitalization between $15 million and $170 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                       CERTAIN TRANSACTIONS

     With the exceptions noted below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate or any of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers. Total loans outstanding from the Bank at December 31, 1996, to the Corporation's and Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10 percent (10%) or more was $615,221 or approximately 4.1% of total equity capital. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Change of Control Agreement
---------------------------

     In 1995, the Corporation and the Bank entered into a Change of Control Agreement with Jeff B. Shank, President and Chief
Executive Officer of the Corporation and the Bank (the
"Agreement").  The Agreement provides certain benefits to Mr.
Shank in the event of a change of control, as more fully described below.

     In the event that the Corporation and the Bank undergo a change of control, as defined, Mr. Shank's Agreement provides that it shall automatically become an employment agreement, binding on any acquiror of the Corporation and the Bank. Once triggered by a change of control, the Agreement has a three (3) year term from the date of the change in control and provides for an automatic renewal for an additional twelve (12) month period annually, unless terminated as provided in the Agreement. The Agreement provides that Mr. Shank continue his duties as President and Chief Executive Officer of the Corporation and of the Bank and remain a member of the respective Boards of Directors. The Agreement restricts Mr. Shank's ability to gain other employment during the term of the Agreement.

     The Agreement provides that, immediately following the change of control, Mr. Shank is entitled to an annual direct salary of at least the median salary for peer group financial institutions, as set forth in L.R. Webber Associates, Inc. Annual Salary Survey for the calendar year immediately preceding the change of control. In no event, shall Mr. Shank's salary, pursuant to the Agreement, be less than his actual salary for the calendar year during which the change in control occurred. Mr. Shank's annual direct salary after the change of control is subject to annual review, but, in no event, may the salary be reduced below the initial direct salary level set forth in the Agreement. The Agreement also provides that Mr. Shank is eligible to receive periodic bonuses at the discretion of the respective Boards of Directors of the Corporation of the Bank, all
                            - 15 -
in accordance with the bonus programs in place immediately prior to the change in control. The Agreement also provides that Mr. Shank is entitled to directors fees and certain fringe benefits, vacation, reimbursement of business expenses and perquisites.

     If, following a change of control, Mr. Shank is discharged or resigns for good reason, as defined in the Agreement, he is entitled to a lump sum payment equal to 2.99 times his base amount, as defined in the Agreement, plus certain benefits.

               PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information, as of February 17, 1996, about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.



                                                  Bank
  Name And                         Held         Employee
 Office Held                       Since          Since
 -----------                       -----        --------

Kermit Hicks - Chairman
of the Board                        1983           <F1>

Jeff B. Shank - President and       1991           1976
Chief Executive Officer

John McDowell - Executive           1986           1977
Vice President/Secretary

Don Kunkle - Vice President         1990           1987

Don Chlebowski - Treasurer          1990           1980


                                  Number of
                                 Shares Bene-     Age as of
     Name And                      ficially        Feb. 15,
   Office Held                      Owned           1997
   -----------                   ------------       ----

Kermit Hicks - Chairman
of the Board                       14,046            61

Jeff B. Shank - President and       5,207            41
Chief Executive Officer

John McDowell - Executive           1,801            47
Vice President/Secretary

Don Kunkle - Vice President         3,825            47

Don Chlebowski - Treasurer            533            38
---------------------


<F1>   Mr. Hicks is not an employee of the Bank.



     Each of the principal officers of the Corporation has been employed as an officer or employee of the Bank for more than the past five (5) years.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.

                        LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation and the Bank are a party or to which its property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.


              RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Smith Elliott Kearns & Company, LLC as the Corporation's independent auditors for its 1997 fiscal year. The Corporation has been advised by Smith Elliott Kearns & Company, LLC that none of its members has any financial interest in the Corporation. Ratification of Smith Elliott Kearns & Company, LLC will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Smith Elliott Kearns & Company, LLC served as the Corporation's independent public accountants for the 1996 fiscal year. In addition to performing customary audit services, Smith Elliott Kearns & Company, LLC assisted the Corporation and the Bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the accountants. These services were approved by the Corporation's Board of Directors and the Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the accountants.

     In the event that the shareholders do not ratify the selection of Smith Elliott Kearns & Company, LLC as the Corporation's independent auditors for the 1997 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent auditors for the Corporation for the year ending December 31, 1997.

                          ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996 is enclosed with this proxy statement. A representative of Smith Elliott Kearns & Company, LLC, the accounting firm which examined the financial statements in the annual report, will attend the annual meeting. This representative of Smith Elliott Kearns & Company, LLC will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                       SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the president of Tower Bancorp, Inc. principal executive offices at Center Square, Greencastle, Pennsylvania, not later than Tuesday, November 4, 1997.


                          OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                     ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM JEFF B. SHANK, PRESIDENT, TOWER BANCORP, INC., P.O. BOX 8, CENTER SQUARE, GREENCASTLE, PENNSYLVANIA 17225.

                       TOWER BANCORP, INC.

                            PROXY

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 2, 1997
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Darlene Niswander and C. Ordean Monn and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Tower Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, on Wednesday, April 2, 1996 at 1:30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.    ELECTION OF 2 CLASS A DIRECTORS TO SERVE A THREE-YEAR TERM

      Harold C. Gayman, James H. Craig, Jr.

      [   ] FOR all nominees      [   ] WITHHOLD AUTHORITY
            listed above (except         to vote for all nominees
            as marked to the            listed above
            contrary below)


     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE
PROVIDED BELOW.)

-----------------------------------------------------------------

2.   PROPOSAL TO RATIFY THE SELECTION OF SMITH ELLIOTT KEARNS
& COMPANY, LLC, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT
AUDITORS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER
31, 1997.

       [   ] FOR        [   ] AGAINST         [   ] ABSTAIN

-----------------------------------------------------------------

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE
AND FOR PROPOSAL 2.

Dated:              , 1997
      --------------                   --------------------------


Number of Shares Held of Record on
February 15, 1997       shs.           --------------------------
                  -----                     Signature(s)



THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.